UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013 (January 14, 2013)

USA GRAPHITE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52044	26-2940624
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

848 N. Rainbow Blvd. #3550

Las Vegas, Nevada 89107

(603) 525-3380

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*As used in this current report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company” and “USGT” refer to USA Graphite Inc.

USA Graphite Inc.

Form 8-K

Current Report

Item 1.01	Entry into a Material Definitive Agreement

On January 14, 2013, USA Graphite, Inc. (the “Company”) entered into a Letter of Intent (the "LOI") with Nevada Minerals Holdings, Inc. (“NV Minerals”). Pursuant to the terms and conditions of the LOI, NV Minerals shall grant the Company with the right and option (the “Option”) to acquire one hundred percent (100%) of the mining interests in that certain Property known as the Ruby Mountains Graphite Property (the “Property”) which is comprised of a total of approximately Seven Hundred and Eighty Five acres (785 acres) and is located in Elko County of the State of Nevada. In exchange, the Company is required to: (i) pay an initial cash payment of twenty five thousand dollars ($25,000) to NV Minerals; (ii) issue an aggregate of four million six hundred and fifteen thousand (4,615,000) restricted shares of the Company’s common stock to NV Minerals; (iii) pay an additional aggregate payment of one hundred seventy five thousand dollars ($175,000) over a three (3) year period; and (iv) pay a production royalty (the “Royalty”) to NV Minerals equal to two percent (2%) of the net smelter returns, per the terms and conditions of the LOI.

The above description of the LOI is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the LOI, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Item 2.03      Creation of a Direct Financial Obligation

The information provided in Item 1.01 of this Current Report on Form 8-K/A is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Shares of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K/A is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits

EXHIBITS

10.1	Letter of Intent Between USA Graphite, Inc. and Nevada Minerals Holdings, Inc. Regarding the Option to Acquire the Ruby Mountains Graphite Property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA GRAPHITE INC.
Date: January 15, 2013	By: /s/ Wayne Yamamoto
Wayne Yamamoto
Chief Executive Officer